Exhibit 99.1

NEWS RELEASE

Tradeweb Completes Acquisition of ICD

NEW YORK – August 1, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced it has completed its acquisition of Institutional Cash Distributors (“ICD”), an investment technology provider for corporate treasury organizations trading short-term investments. The $785 million, all-cash transaction was announced in April 2024.

With the acquisition of ICD, Tradeweb adds corporate treasury professionals as a fourth client channel, complementing its existing focus on institutional, wholesale and retail clients, and giving it access to a $2+ billion addressable market. Tradeweb expects the ICD acquisition to be accretive to its adjusted earnings per share over the next 12 months.

Tradeweb CEO Billy Hult said: “We are excited to complete the acquisition of ICD and launch corporates as a new client channel, offering a key new avenue for growth and building on our strong presence across our other core markets. Corporate treasurers represent an increasingly large and underserved opportunity within fixed income markets, and ICD’s differentiated technology offers the perfect gateway between corporates and global fixed income markets. The ICD team shares our commitment to continuous innovation and exceptional client service, and it is a pleasure to officially welcome them to Tradeweb.”

As a part of Tradeweb, ICD will provide an increasingly comprehensive solution for corporate treasury organizations worldwide, enhancing its leadership in this space with a range of Tradeweb integration opportunities. In the future, ICD clients will have the ability to optimize yield and duration via Tradeweb’s existing suite of products and partnerships, as well as manage liquidity needs and related FX risk. In addition to cross-selling its products to ICD’s clients, Tradeweb will leverage its international presence to aim to accelerate ICD’s growth and expansion.

ICD is one of the largest U.S. institutional money market fund portals, enabling more than 500 corporate treasury organizations from growth and blue-chip companies (including approximately 17% of the S&P 100 as of December 31, 2023) across 65 industries and more than 45 countries to invest in money market funds and other short-term products to manage liquidity.

About Tradeweb Markets

Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale retail and corporate markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.7 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the potential benefits of the acquisition, our plans, objectives, expectations and intentions regarding ICD, our and ICD’s future performance, the industry and markets in which we and ICD operate, as well as our other expectations, beliefs, plans, strategies, objectives, prospects and assumptions and other future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Risks and uncertainties include, among others, risks related to our ability to successfully integrate ICD’s operations, implement our plans, objectives, expectations and intentions with respect to ICD’s business and realize the expected benefits and synergies from the acquisition. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Market and Industry Data

This press release includes estimates regarding market and industry data, including addressable market data related to certain corporate treasury activities, that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including ICD, publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

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Media Contact:

Daniel Noonan, Tradeweb

+1 646 767 4677

Daniel.Noonan@Tradeweb.com

Investor Contacts:

Ashley Serrao, Tradeweb

+1 646 430 6027

Ashley.Serrao@Tradeweb.com

Sameer Murukutla, Tradeweb

+1 646 767 4864

Sameer.Murukutla@Tradeweb.com